SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                         MIDWEST EXPRESS HOLDINGS, INC.
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)

    -------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                         MIDWEST EXPRESS HOLDINGS, INC.
                            6744 South Howell Avenue
                           Oak Creek, Wisconsin 53154
                                 (414) 570-4000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 25, 2001

To the Shareholders of MIDWEST EXPRESS HOLDINGS, INC.:

     Notice is hereby given that the Annual Meeting of the Shareholders (the "Meeting") of Midwest Express Holdings, Inc. (the "Company") will be held at the Hyatt Regency Crown Center, 2345 McGee Street, Kansas City, Missouri, on Wednesday, April 25, 2001, at 10:00 a.m. CDT, for the following purposes:

     1. To elect three directors to serve for a three-year term to expire at the 2004 Annual Meeting;

     2. To approve amendments to the Midwest Express Holdings, Inc. 1995 Stock Option Plan; and

     3. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

     Holders of record of Common Stock of the Company at the close of business on March 9, 2001, will be entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof.

     Complimentary parking for shareholders who attend the Meeting is available at the Hyatt Regency Crown Center parking structure located at 2301 McGee Street.

     The Company has reserved seats at a special fare on a roundtrip flight between Milwaukee and Kansas City on April 25, 2001 for shareholders attending the Meeting. The Company will also provide transportation between Kansas City International Airport and the Meeting for those on this flight. Shareholders wishing to take advantage of this offer should call (414) 570-4123 or (888) 601-4296 (extension 3), and ask for either Joanne Ziesemer or Jerry Myers. Seating is limited. This special offer expires on April 11, 2001.

     A proxy form is enclosed. Please complete it and return it as soon as possible in the postage-paid return envelope provided, even if you plan to attend the Meeting. You retain the right to revoke the proxy at any time before it is actually voted by notice in writing to the Secretary of the Company.

                                    By Order of the Board of Directors,

                                    /s/ Carol N. Skornicka
                                    Carol N. Skornicka
                                    Senior Vice President-Corporate Development,
                                    Secretary and General Counsel

Milwaukee, Wisconsin
March 21, 2001

                         MIDWEST EXPRESS HOLDINGS, INC.
                            6744 South Howell Avenue
                           Oak Creek, Wisconsin 53154

               Proxy Statement for Annual Meeting of Shareholders
                          To Be Held on April 25, 2001

     This Proxy Statement is furnished beginning on or about March 21, 2001, in connection with the solicitation of proxies by the Board of Directors of Midwest Express Holdings, Inc. (the "Company") to be used at the Annual Meeting of Shareholders (the "Meeting") of the Company, which will be held at 10:00 a.m. CDT, Wednesday, April 25, 2001, at the Hyatt Regency Crown Center, 2345 McGee Street, Kansas City, Missouri, and at any adjournments or postponements thereof.

     Any shareholder attending the Meeting may vote in person whether or not the shareholder has previously filed a proxy. Presence at the Meeting by a shareholder who has signed a proxy does not itself revoke the proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering notice thereof to the Secretary of the Company in writing or in open meeting. Unless revoked, the shares represented by such proxies will be voted as directed by the shareholders at the Meeting and any adjournments or postponements thereof.

     The record date for shareholders entitled to notice of and to vote at the Meeting is the close of business on March 9, 2001. As of the record date, there were 13,827,186 shares of Common Stock of the Company ("Common Stock") outstanding. Each share of Common Stock is entitled to one vote on each matter to come before the Meeting.

                              ELECTION OF DIRECTORS

     The size of the Board of Directors is currently fixed at ten members divided into three classes. One class is elected each year to serve for a term of three years. At the Meeting, holders of Common Stock will be entitled to elect three directors. Each of the six directors in the other classes will continue to serve in accordance with their previous elections. Directors will be elected by a plurality of votes cast at the Meeting (assuming a quorum is present). For this purpose, "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election. Consequently, any shares not voted at the Meeting, whether due to abstentions, broker nonvotes or otherwise, will have no impact on the election of directors.

     The Board of Directors currently has one vacancy. The Board of Directors is in the process of seeking to identify a candidate who meets the relevant criteria. Because that process is not complete, there is one fewer nominee for election of directors than there are available positions on the Board. Regardless of this vacancy, your proxies may only be voted for the three nominees.

     Proxies received representing Common Stock will, unless otherwise directed, be voted in favor of the election of each of the three nominees named below to serve as directors until the 2004 Annual Meeting of Shareholders or until their respective successors have qualified and been elected. Pursuant to the Company's By-laws, written notice of other qualifying nominations by shareholders for election to the Board of Directors must have been received by the Secretary by February 1, 2001. As no notice of any such other nominations was received, no other nominations for election to the Board of Directors may be made by shareholders at the Meeting.

     Listed below are the names of the nominees for election to the Board of Directors at the Meeting for a three-year term and of each director of the Company whose term will continue after the Meeting, together with certain additional information concerning each such nominee and director as of March 9, 2001. As used below, the "Company" refers to Midwest Express Holdings, Inc. and, for the period prior to the formation of Midwest Express Holdings, Inc. in July 1995, to Midwest Express Airlines, Inc. ("Midwest Express"), which is a wholly owned subsidiary of Midwest Express Holdings, Inc. The three nominees are currently directors of the Company. If any of the nominees should be unable or unwilling to serve, then the proxies, pursuant to the authority granted to them by the Board of Directors, will have discretionary authority to select and vote for substitute nominees. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

                       NOMINEES FOR ELECTION AS DIRECTORS

                      Terms Expiring at 2004 Annual Meeting
                                                                                       Director
Name                         Age        Business Experience During Last Five Years       Since
----                         ---        ------------------------------------------       -----
John F. Bergstrom            54         Chairman and Chief Executive Officer of           1993
                                        Bergstrom Corporation (automobile sales
                                        and leasing) since 1974. Director of
                                        Wisconsin Energy Corporation,
                                        Kimberly-Clark Corporation, Sensient
                                        Technologies Corporation and Banta
                                        Corporation.

Frederick P. Stratton, Jr.   61         Chairman and Chief Executive Officer of           1988
                                        Briggs & Stratton Corporation (engine
                                        manufacturing) since 1986. Director of
                                        Briggs & Stratton Corporation, Bank One
                                        Corporation, Weyco Group, Inc. and
                                        Wisconsin Energy Corporation.

John W. Weekly               69         Chairman and Chief Executive Officer of           1995
                                        Mutual of Omaha Insurance Company and
                                        United of Omaha Life Insurance Company
                                        (insurance companies) since 1998; Vice
                                        Chairman and Chief Executive Officer
                                        since 1997; Vice Chairman, President and
                                        Chief Executive Officer since 1996; Vice
                                        Chairman, President and Chief Operating
                                        Officer since 1995; and President and
                                        Chief Operating Officer since 1990.


THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" ALL NOMINEES.

                         DIRECTORS CONTINUING IN OFFICE

                      Terms Expiring at 2002 Annual Meeting
                                                                                       Director
Name                         Age        Business Experience During Last Five Years       Since
----                         ---        ------------------------------------------       -----
Timothy E. Hoeksema          54         Chairman of the Board, President and              1983
                                        Chief Executive Officer of the Company
                                        since 1983. Director of The Marcus
                                        Corporation and Marshall & Ilsley
                                        Corporation.

James G. Grosklaus           65         Retired; Executive Vice President and             1988
                                        Director of Kimberly-Clark Corporation
                                        (consumer products) from 1986 to 1996.

Ulice Payne, Jr.             45         Partner with the law firm of Foley &              1998
                                        Lardner since 1998; partner with the law
                                        firm of Reinhart, Boerner, Van Deuren,
                                        Norris & Rieselbach, S.C. from 1990 to
                                        1998. Director of State Financial
                                        Services Corporation and Badger Meter,
                                        Inc.

David H. Treitel             46         Chairman and Chief Executive Officer of           1984
                                        SH&E, Inc. (aviation consulting) since
                                        1996; President of SH&E, Inc. from 1993
                                        to 1999. Independent Trustee of Aircraft
                                        Finance Trust since 1999.


                      Terms Expiring at 2003 Annual Meeting

Samuel K. Skinner            62         President and Chief Executive Officer of          1998
                                        USFreightways Corp. since June 2000
                                        (transport); Co-Chairman of the law firm
                                        Hopkins & Sutter from 1998 to June 2000;
                                        President of Unicom Corporation and
                                        Commonwealth Edison Company from 1993 to
                                        1999. Director of Antec Corporation,
                                        Navigant Consulting, Inc. and
                                        USFreightways Corp.

Richard H. Sonnentag         60         Managing partner of Cobham Group LP (an           1997
                                        investment partnership) since 1994.
                                        Private investor since 1990. Served as a
                                        director of Midwest Express from 1983 to
                                        1990.

Committees, Meetings and Attendance

     The Board of Directors of the Company has four standing committees: an Audit Committee, a Compensation Committee, a Board Affairs and Nominating Committee, and an Executive Committee.

     The Audit Committee, which met four times in 2000, currently consists of Messrs. Sonnentag (Chairman), Grosklaus and Skinner. The Audit Committee recommends to the Board of Directors independent auditors for selection by the Company, discusses with the independent auditors and internal auditors the scope and results of audits, approves and reviews any nonaudit services performed by the Company's independent auditing firm, and responds to Securities and Exchange Commission requirements on audit committee reports.

     The Compensation Committee, which met once in 2000, currently consists of Messrs. Bergstrom (Chairman), Stratton and Weekly. The Compensation Committee establishes all forms of compensation for the officers of the Company, administers the Company's benefit plans, reviews and recommends officer selection, responds to Securities and Exchange Commission requirements on compensation committee reports, and performs other functions relating to officer compensation.

     The Board Affairs and Nominating Committee, which met once in 2000, currently consists of Messrs. Treitel (Chairman), Grosklaus and Payne. The Board Affairs and Nominating Committee recommends nominees for the Company's Board of Directors and reviews qualifications, compensation and benefits for the Board of Directors and other matters relating to the Board. This committee will consider nominees for director recommended by the shareholders, but has no established procedures that must be followed. The Company's By-laws require that shareholders give advance notice and furnish certain information to the Company in order to nominate a person for election as a director.

     The Executive Committee, which did not meet in 2000, consists of Messrs. Hoeksema (Chairman), Bergstrom and Stratton. The Executive Committee exercises the full authority of the Board of Directors in the management of the business affairs of the Company to the extent permitted by law or not otherwise limited by the Board of Directors.

     The Board of Directors of the Company held five meetings in 2000. Each director who was a director in 2000 attended at least 75% of the meetings of the Board of Directors and committees on which he serves.

Director Compensation

     All directors who are not employees of the Company, any of the Company's subsidiaries or any 10% or greater shareholder of the Company ("Non-employee Directors") are paid an annual retainer and receive a fee of $1,500 and $500 for each Board meeting and committee meeting, respectively, that they attend. Pursuant to the Midwest Express Holdings, Inc. 1995 Stock Plan for Outside Directors (the "Director Plan"), the annual retainer is payable in 675 shares of Common Stock, and at the election of a director, a portion or all of the meeting and committee fees is also payable in shares of Common Stock. The Director Plan also allows each Non-employee Director to defer the receipt of fees for purposes of deferring recognition of income for tax purposes. Such deferral may be made to a share account for Common Stock granted under the Director Plan or to a cash account for those fees payable, at the Director's election, in cash. Such deferred fees (i) will be treated as invested in Common Stock, and ultimately will be paid in Common Stock, to the extent such fees would have been paid in Common Stock, or (ii) will otherwise earn a return at market rates. The

Directors are reimbursed for expenses incurred in connection with attendance at Board and committee meetings. To encourage directors to stay well informed about the Company's operations and service levels, the Board adopted a Director Travel Policy. Pursuant to the Director Travel Policy, each outside director and his or her spouse and dependent children are (i) eligible to purchase airline tickets at a price equal to the lowest fare structure for a specified flight and (ii) entitled to one free roundtrip ticket per six-month period, in each case, subject to seat availability at the time of reservation.

                    STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth, as of March 9, 2001, the number of shares of Common Stock beneficially owned by (i) each director of the Company (including the nominees), (ii) each of the executive officers named in the Summary Compensation Table set forth below, (iii) all directors and executive officers of the Company as a group, and (iv) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock. Except as otherwise indicated, persons listed have sole voting and investment power over shares beneficially owned.

Name of Beneficial Owner                  Shares               Percent of Class
------------------------                  ------               ----------------

Timothy E. Hoeksema                     398,684(1)(2)                2.9%

Robert S. Bahlman                       66,479(1)(2)                   *

Carol N. Skornicka                      86,274(1)(2)                   *

David C. Reeve                          64,103(1)(2)                   *

William E. Brown                        4,409(1)(2)                    *

John F. Bergstrom                       29,970(3)(4)                   *

James G. Grosklaus                      7,376(5)                       *

Ulice Payne, Jr.                        572                            *

Samuel K. Skinner                       3,327(4)                       *

Richard H. Sonnentag                    18,079(6)                      *

Frederick P. Stratton, Jr.              45,263(4)                      *

David H. Treitel                        6,076(4)                       *

John W. Weekly                          5,796                          *

All directors and executive
officers as a group (18 persons)        787,958(1)(2)(4)             5.7%

Waddell & Reed Investment
Management Company
6300 Lamar Avenue
Shawnee Mission, KS  66201              2,077,400(7)                  15%

Name of Beneficial Owner                  Shares               Percent of Class
------------------------                  ------               ----------------

PRIMECAP Management Company
225 South Lake Avenue #400
Pasadena, CA  91101                     1,814,700(7)                 13.1%

T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD  21202                    1,216,725(7)                 8.8%

Vanguard Horizon Funds and Vanguard
Capital Opportunity Fund
P.O. Box 2600
Valley Forge, PA  19482                 1,073,000(7)                 7.8%


--------------------------------
* Less than one percent.

(1) Includes shares of Common Stock in which the person or persons noted had an interest under the Midwest Express Airlines Savings & Investment Plan as of December 31, 2000. Such plan's Common Stock fund is a unitized account that is invested in Common Stock and in liquid funds. As of a given date, each participant with an investment in the stock fund has a number of share units, and the participant's interest in Common Stock depends upon the aggregate number of shares of Common Stock held in the stock fund as of that date. Thus, each participant has voting rights with respect to share units based upon the aggregate number of shares held in the stock fund as of the record date for a shareholders' meeting. Each participant has the ability to divest share units through intraplan transfers.

(2) Includes shares of Common Stock that may be purchased under currently exercisable stock options, as follows: Mr. Hoeksema, 337,200 shares; Mr. Bahlman, 63,480 shares; Ms. Skornicka, 85,980 shares; Mr. Reeve, 63,480; Mr. Brown 4,245; and all directors and executive officers as a group, 600,105 shares.

(3) Mr. Bergstrom shares voting and investment control over 4,095 shares that are held in trust for the benefit of Mr. Bergstrom's children.

(4) Includes shares of Common Stock the receipt of which has been deferred by certain Non-employee Directors pursuant to the Director Plan, as follows:
     Mr. Bergstrom, 3,375 shares; Mr. Skinner, 2,175 shares; Mr. Stratton, 5,263 shares; and Mr. Treitel, 4,951 shares.

(5)  Includes 2,559 shares held by Mr. Grosklaus' wife.

(6) Includes 2,475 shares of Common Stock held by the Cobham Group LP, a limited partnership for which Mr. Sonnentag serves as the general partner and a limited partner.

(7)  As reported to the Securities and Exchange Commission on Schedule 13G.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth certain information regarding compensation paid by the Company for each of the Company's last three years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers during 2000 (collectively, the "named executive officers") for services rendered in all capacities to the Company at any time during such periods.

                                                                                                Long-Term
                                                      Annual Compensation                 Compensation Awards
                                           ------------------------------------------     -------------------

    Name and Principal           Fiscal                                Other Annual     Securities Underlying        All Other
        Position                 Year      Salary ($)    Bonus ($)   Compensation ($)     Options (#)(1)(2)     Compensation ($)(3)
    ------------------           -----     ----------    ---------   ----------------     -----------------     -------------------
Timothy E. Hoeksema,             2000       $355,500       $25,803         $0                    72,000              $35,894
Chairman of the Board,           1999        333,000       173,016          0                    76,000                5,000
President and Chief Executive    1998        309,000       288,276          0                    78,750                5,000
Officer

Robert S. Bahlman, Senior        2000        170,140         7,333          0                    20,000               12,062
Vice President, Chief            1999        155,820        49,173          0                    20,800                4,675
Financial Officer and            1998        145,824        81,931          0                    22,500                4,375
Controller

Carol N. Skornicka,              2000        165,414         7,333          0                    20,000               14,511
Senior Vice President-           1999        155,004        49,173          0                    20,800                4,650
Corporate Development,           1998        152,776        81,931          0                    22,500                4,574
Secretary and General Counsel

David C. Reeve, Senior Vice      2000        166,634         3,385          0                    20,000               16,200
President-Operations             1999        144,804        43,249          0                    20,800                4,344
                                 1998        133,077        37,812          0                    22,500                5,000

William E. Brown, Vice           2000        124,047             0          0                     6,000                8,101
President-Technical Services     1999         29,769         3,945     43,539                     8,150                    0

--------------------------------

     (1)  Represents options granted under the Midwest Express Holdings, Inc. 1995 Stock Option Plan.

     (2)  The number of options in 1998 reflects an adjustment for the 3-for-2 split of Common Stock effected on May 27, 1998.

     (3)  The amounts shown for 2000 consist of Midwest Express' contributions under: (i) the Midwest Express Airlines, Inc.
          Retirement Account Plan (Mr. Hoeksema - $19,738, Mr. Bahlman - $5,709, Ms. Skornicka - $9,484, Mr. Reeve - $9,298 and
          Mr. Brown - $4,380); (ii) the Midwest Express Airlines, Inc. Savings & Investment Plan (Mr. Hoeksema - $5,250, Mr.
          Bahlman - $5,104, Ms. Skornicka - $4,962, Mr. Reeve - $4,999 and Mr. Brown - $3,721); and (iii) other supplemental retirement arrangements (Mr. Hoeksema - $10,906, Mr. Bahlman - $1,249, Ms. Skornicka - $65 and Mr. Reeve - $1,923).

Option Grants in 2000

     The following table presents certain information as to grants of options to purchase Common Stock made to each of the named executive officers during 2000 pursuant to the Midwest Express Holdings, Inc. 1995 Stock Option Plan (the "Option Plan").

                                               Option Grants in 2000
                                                                                             Potential Realizable Value
                                                                                              at Assumed Annual Rates
                                                                                                   of Stock Price
                                                                                              Appreciation for Option
                                               Individual Grants                                   Grant Term(1)
                          -------------------------------------------------------------     ---------------------------
                                             Percentage
                                              of Total
                            Number of         Options
                            Securities       Granted to      Exercise                          At 5%        At 10%
                            Underlying       Employees       or Base                          Annual        Annual
                             Options         in Fiscal        Price       Expiration          Growth        Growth
      Name                   Granted           Year         ($/share)       Date               Rate          Rate
      ----                   -------           ----          -------      ----------          ------        ------

  Common Stock(2)
  --------------

Timothy E. Hoeksema....      72,000            25.2%          $24.50      02/16/10         $1,109,370     $2,811,362

Robert S. Bahlman......      20,000             7.0%          $24.50      02/16/10            308,158        780,934

Carol N. Skornicka.....      20,000             7.0%          $24.50      02/16/10            308,158        780,934

David C. Reeve.........      20,000             7.0%          $24.50      02/16/10            308,158        780,934

William E. Brown.......       6,000             2.1%          $24.50      02/16/10             92,448        234,280

--------------------------------

(1)  This presentation is intended to disclose the potential value that would accrue to the optionee if the options were exercised the day before they would expire and if the per share value had appreciated at the compounded annual rate indicated in each column. The assumed rates of appreciation of 5% and 10% are prescribed by the rules of the Securities and Exchange Commission regarding disclosure of executive compensation. The assumed annual rates of appreciation are not intended to forecast possible future appreciation, if any, with respect to the price of the Common Stock.

(2)  The options to purchase Common Stock reflected in the table (which are nonstatutory stock options for purposes of the Internal Revenue Code of 1986, as amended (the "Code")) were granted effective February 16, 2000, and vest 30% on the first anniversary of the date of grant, another 30% on the second anniversary of the date of grant and the final 40% on the third anniversary of the date of grant. The options are subject to early vesting in the case of the optionee's death, disability or retirement, or a change of control (as defined in the Option Plan) of the Company.

Aggregated Option Exercises in 2000 and Year-End Option Values

     None of the named executive officers exercised options to acquire Common Stock during 2000. The following table sets forth information regarding the year-end value of unexercised options held by such officers under the Option Plan.

                      Option Values as of December 31, 2000

                                                             Number of Securities
                                                                  Underlying                   Value of Unexercised
                                                              Unexercised Options              in-the-Money Options
                                                                at December 31,                   at December 31,
                                                                    2000(#)                         2000($)(1)
                                                         ------------------------------    ------------------------------

                                                                 Exercisable/                      Exercisable/
                  Name                                          Unexercisable                     Unexercisable
                  ----                                          -------------                     -------------

   Timothy E. Hoeksema...............................         261,300/156,700                        $752,344/0

   Robert S. Bahlman.................................           42,240/43,560                               0/0

   Carol N. Skornicka................................           64,740/43,560                          15,469/0

   David C. Reeve....................................           42,240/43,560                               0/0

   William E. Brown..................................            2,445/11,705                               0/0

--------------------------------

(1)  The dollar values are calculated by determining the difference between the fair market value of the underlying stock as of December 29, 2000, which was $14.6875, and the exercise price of the options.

Retirement Benefits

     The Company will provide retirement benefits to certain of its U.S. employees, including the named executive officers, through the Midwest Express Airlines, Inc. Retirement Account Plan (the "Retirement Account Plan"). The Retirement Account Plan is a money purchase pension plan that became effective on April 1, 2000.

     The Retirement Account Plan replaced the Midwest Express Airlines, Inc. Salaried Employees' Retirement Plan (the "Midwest Express Pension Plan"), which was terminated on March 31, 2000. Effective at that time, each of the named executive officers elected to receive a credit under the new Retirement Account Plan in the amount of the actuarial value of his or her Midwest Express Pension Plan benefit. Under the new Retirement Account Plan, the Company will make monthly contributions to an eligible employee's account, based on the age and current salary of that employee. In addition, some employees, including the named executive officers, who were participants in the old Midwest Express Pension Plan on March 31, 2000, may receive additional benefits in the form of additional contributions under the new Retirement Account Plan to equalize currently projected retirement benefits under the new Retirement Account Plan with retirement benefits under the old Midwest Express Pension Plan, as projected on March 31, 2000.

     Company contributions under the Retirement Account Plan are limited to the extent required by tax law. To the extent contributions to the Retirement Account Plan are limited under tax law, any excess will be paid pursuant to supplemental retirement arrangements. The compensation covered by the Retirement Account Plan, as supplemented for the named executive officers, includes all compensation reported for each individual as salary and bonus set forth in the Summary Compensation Table.

Agreements with Named Executive Officers

     The Company has agreements with Messrs. Hoeksema and Bahlman, Ms. Skornicka and Mr. Reeve that provide that each such officer is entitled to benefits if, after a change in control (as defined in the agreements) of the Company, such officer's employment is ended through (i) termination by the Company, other than by reason of death or disability or for cause (as defined in the agreements), or
(ii) termination by the officer following the first anniversary of the change in control or due to a breach of the agreement by the Company or a significant adverse change in the officer's responsibilities. In general, the benefits provided are: (a) a cash termination payment one to three times the sum of the executive officer's annual salary and highest annual bonus during the three years before the termination, (b) continuation of equivalent hospital, medical, dental, accident, disability and life insurance coverage as in effect at the time of termination, (c) supplemental pension benefits and (d) outplacement services. Each agreement provides that, if any portion of the benefits under the agreement or under any other agreement would constitute an "excess parachute payment" for purposes of the Code, then benefits are reduced so that the executive officer is entitled to receive $1 less than the maximum amount that such officer can receive without becoming subject to the 20% excise tax imposed by the Code, or which the Company may pay without loss of deduction under the Code.

Board Compensation Committee Report on Executive Compensation

Background

     The Compensation Committee of the Board of Directors (the "Compensation Committee") has responsibility to establish the compensation and benefits for officers of the Company, among others.

     A key objective of employee compensation is to ensure that a company delivers compensation that is sufficient to attract and retain qualified employees. Thus, as part of its compensation strategy, every company needs to identify its competitors for executive and other employee talent and where it should position itself relative to the compensation those competitors provide. Generally, the Company's competitors for personnel are others in the airline industry. However, in determining where the Company should position itself with respect to compensation relative to airline competitors and to industry in general, the Company is unusual in that there are no airlines of the same size, sales volume and strategy (services delivered/markets served).

     Given this background, the Compensation Committee believes it is not necessary, appropriate or, based upon available information, practical to state precisely how the Company's compensation should compare to that of other airlines. While the Compensation Committee believes it is appropriate to continue to survey the airline industry and industry in general, it believes the Company should base executive officer and Company-wide compensation decisions on Company performance and economic conditions using the following framework:

     1. As the Company has in the past, the Company should continue to work at aligning the total compensation of its employees with industry practice while maintaining a cost structure that will allow the Company to compete, survive and be successful over the long term.

     2. The Company must create and maintain compensation structures that continue to allow the Company to attract and retain a high quality work force.

     3. The Company's total compensation package must recognize and reward the Company's employees for their contributions to the Company's success.

     4. As a publicly traded company, compensation must align the interests of employees with those of the Company's shareholders to further business strategies.

     The Company is a regular participant in two airline industry surveys. An Air Conference survey reflects information concerning salary, benefits and work rules relating to 19 member carriers. This survey is primarily directed at line employee groups (pilots, flight attendants, customer service and reservations representatives, mechanics, inspectors, dispatchers, aircraft cleaners, etc.). The Company also participates in the Salary Information Retrieval System survey conducted by Organization Resources Counselors, Inc. ("ORC"). This survey, which is updated semi-annually, includes major and national airlines. It focuses on management, office and some line positions. However, neither survey reports on executive officer and other senior management compensation. The Company also relies on available market information regarding competitive compensation practices for positions that are not specific to the airline industry.

     In 1996, the Company sponsored an Airline Industry Executive Compensation Survey conducted by ORC (the "1996 ORC Compensation Survey"). Eleven airlines of various sizes participated and provided information regarding base pay, annual bonuses and long-term incentive compensation for 26 key executive positions in the airline industry. The results of the 1996 ORC Compensation Survey indicated generally that compensation for the Company's officers in 1996 was in line with the airline industry given the size of the Company.

     The Company utilized the 1996 ORC Compensation Survey findings and calculated average salaries for officer positions using average rates of increase for officer positions for the years 1997, 1998, 1999, and 2000 to arrive at an adjusted market rate of pay. In doing so, the Company utilized generally available market data points on executive compensation inclusive of airline and other industry data collected by Watson Wyatt Data Services and Compensation Resource Group, Inc. The Company also used trend data from the airline industry to provide guidance in determining officer compensation for 1997 through 2000.

2000 Compensation

     Base Salary. The approach the Compensation Committee used to establish 2000 compensation for the Company's executive officers generally involved evaluating each position on a subjective basis and establishing a base salary range for each position based upon that evaluation. The evaluation was intended to reflect the relative worth to the Company of each position as it compared to all other senior management positions. The three basic criteria used for the evaluation were know-how, problem solving and accountability. The Company determined market value for positions by attempting to take into account the amount that other employers pay for experienced employees in comparable positions, using benchmark positions for which information was available regarding other employers' practices and determining market values for other positions based upon the internal evaluations for each position. In considering information concerning other employers' pay practices, the Company did not factor in the performance of individual employers. The resulting market value (or "midpoint") for each position represented the dollar value of base compensation that the Company was willing to pay an experienced employee for competently performing in his or her job. Using the midpoint for each position, the Compensation Committee approved a salary range for each executive officer position, where the minimum salary was 20% below the midpoint, and the maximum salary was 20% above the midpoint. For each individual executive officer, the Compensation Committee established a base salary within the established range based upon an individual's experience, length of service in the position and, most importantly, performance.

     For 2000, the Company did not adjust base salary midpoints for each executive officer position, but did increase base salaries within the previously established range.

     Incentive Payments. Incentive payments are an integral part of the Company's compensation approach for several reasons. First, such payments are intended to provide employees with appropriate incentives to reach higher levels of performance. Second, these payments are necessary in light of competitive practice to attract and retain high quality employees. Third, the payments provide the Company with a means to deliver additional compensation to employees as performance justifies such compensation without resulting in increases in the Company's salary structure that become "fixed" costs.

     The Company delivers incentive compensation to executive officers and senior management through the Company's Annual Incentive Plan, which the Compensation Committee administers. The plan provides incentives to create additional shareholder value, or "Shareholder Value Added." Shareholder Value Added is a dollar amount equal to the excess of net operating profit after tax over a calculated cost of the capital employed in the Company. The plan provides that Target Awards under the plan may focus on corporate Shareholder Value Added, subsidiary Shareholder Value Added and/or individual performance measures that drive shareholder value as determined by the Compensation Committee.

     Under the Annual Incentive Plan, for 2000 the Compensation Committee approved for each eligible employee an annual incentive Target Award that represented a percentage of the base salary midpoint for the employee's position. The Target Awards for executive officers ranged from 30% of an officer's midpoint to 75% of an officer's midpoint. The 1996 ORC Compensation Survey and more recent generally available information on executive compensation indicate that these Target Award percentages are competitive with respect to airline industry practice. The Annual Incentive Plan does not provide for a maximum award; however, to provide an incentive for executives to remain with the Company, the plan specifies that any awards earned in excess of an employee's Target Award are credited to an account for the participant in an "award bank." A participant's balance in the award bank is subject to forfeiture, and one-third of the balance is payable each year, assuming continued employment.

     For the Company's executive officers for 2000, the Compensation Committee chose a corporate level Shareholder Value Added objective as the sole performance criterion used for determining the amount that could be paid to each officer in relation to the officer's Target Award. Awards were subject to control measures that prohibited awards in the event the Company failed to meet the minimum operating income threshold established under the Company's Profit Sharing Plan.

Awards were also subject to control measures that gave the Compensation Committee the discretion to take into account unusual Company or industry conditions or events and any failure to achieve cost reduction goals. These control measures and the Company's failure to meet the minimum Shareholder Value Added threshold in 2000 resulted in no awards being payable with respect to 2000 performance. Executive officers did receive a payout of one-third of their award bank balance. The award bank balance was generated by 1998 performance.

     Long-Term Compensation. The Compensation Committee intends to rely on awards under its Option Plan to provide long-term incentives to executive officers and senior management, and to align their interests with those of shareholders. Although this is a common form of compensation, it is difficult to compare stock option compensation from one employer to another due to the difficulty in valuing options at the time they are awarded and thereafter. For 2000, the Compensation Committee approved awards of options to executive officers and certain members of senior management, with the sizes of the awards determined relative to the scope of the position and market data without taking into account options previously granted or an officer's shareholdings. All options were granted at fair market value pursuant to the terms of the Option Plan approved by shareholders.

     Other Compensation. The Company has established other elements of a compensation package for executive officers that include a 401(k) savings plan that has a 50% Company match feature (up to a maximum of $5,250), a defined contribution plan and a supplemental benefit plan. The Compensation Committee believes these elements and their terms are consistent with competitive practice.

Chief Executive Officer Compensation

     The Compensation Committee determined that Mr. Hoeksema's performance in his position has been outstanding. The Compensation Committee set his 2000 base salary at $360,000, an amount above the base salary midpoint the Compensation Committee previously established for his position, but well within the previously established range. Mr. Hoeksema's annual incentive Target Award under the Annual Incentive Plan for 2000 represented 75% of his base salary midpoint. As noted above, no award was payable based on 2000 Company performance, and Mr. Hoeksema's incentive compensation was limited to payment of one-third of his award bank balance (described above). In 2000, Mr. Hoeksema received options to purchase 72,000 shares on the basis described above.

Section 162(m) Limitations

     Under Section 162(m) of the Code, the tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain acceptable criteria or is otherwise excluded from the limitation. The Compensation Committee currently intends to qualify a sufficient amount of compensation to its executive officers so that Section 162(m) of the Code will not adversely impact the Company.

     The foregoing report has been approved by all members of the Compensation Committee.

                           The Compensation Committee
                           --------------------------
                           John F. Bergstrom, Chairman
                           Frederick P. Stratton, Jr.
                           John W. Weekly

                             AUDIT COMMITTEE REPORT

     In accordance with the written Audit Committee Charter adopted by the Board of Directors, the Audit Committee of the Board of Directors (the "Audit Committee") assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Each of the three members of the Audit Committee is independent as that term is defined by the New York Stock Exchange listing standards. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

     During fiscal year 2000, the Audit Committee met four times, and the Audit Committee discussed the interim financial information contained in each quarterly earnings announcement with the CFO and the Company's independent auditors, Deloitte & Touche LLP, prior to public release.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from Deloitte & Touche LLP a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's responsibilities and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risk.

     The Audit Committee discussed and reviewed with Deloitte & Touche LLP all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

     The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

     The foregoing report has been approved by all members of the Audit
Committee.

                          The Audit Committee
                          -------------------
                          Richard H. Sonnentag, Chairman
                          James G. Grosklaus
                          Samuel K. Skinner

                                PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock for the period beginning December 29, 1995 and ending December 29, 2000, with the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Airlines Index ("S&P Airlines Index") with the closing value of each index beginning December 29, 1995 and ending December 29, 2000. The graph assumes investments of $100 on December 29, 1995 in Common Stock of the Company at its closing price of $12.44 per share on December 29, 1995 (as adjusted for the 3-for-2 splits of Common Stock effected on May 28, 1997 and May 27, 1998), and the S&P 500 and the S&P Airlines Indices at their respective December 29, 1995 closing prices. Any dividends are assumed to be reinvested.

                         MIDWEST EXPRESS HOLDINGS, INC.
                           Relative Market Performance
                     December 29, 1995 to December 29, 2000

[GRAPHIC OMITTED]

-----------------------------------------------------------------------------------------------------------------
                                 12/29/95     12/31/96      12/31/97        12/31/98     12/31/99       12/29/00
-----------------------------------------------------------------------------------------------------------------
Midwest Express Holdings         $100.00       $128.57       $207.92        $211.44       $256.14        $118.02
-----------------------------------------------------------------------------------------------------------------
S&P Airlines Index(1)             100.00        109.79        184.79         179.13        176.80         263.50
-----------------------------------------------------------------------------------------------------------------
S&P 500 Index                     100.00        120.26        157.56         199.57        238.54         214.36
-----------------------------------------------------------------------------------------------------------------

     (1)  The S&P Airlines Index consists of AMR Corporation, Delta Air Lines, Inc., Southwest Airlines Co. and US
          Airways Group, Inc.

                            PROPOSED AMENDMENT TO THE
              MIDWEST EXPRESS HOLDINGS, INC. 1995 STOCK OPTION PLAN

General

     The shareholders of the Company initially adopted the Midwest Express Holdings, Inc. 1995 Stock Option Plan at the Company's 1996 Annual Meeting of Shareholders and, thereafter, approved amendments to the Option Plan at the Company's 1997 Annual Meeting of Shareholders. In February 2001, the Board of Directors unanimously adopted amendments to the Option Plan, contingent upon shareholder approval of the Option Plan, as so amended, at the 2001 Annual Meeting of Shareholders.

     Among other things, the amendments to the Option Plan increase the number of shares of Common Stock that the Company may issue under the Option Plan after the date the shareholders approve the Option Plan to 2,548,900. Currently, the Option Plan authorizes 1,548,900 shares. As of March 9, 2001, 1,334,525 shares of Common Stock were subject to outstanding options under the Option Plan and 23,750 shares remained available for the granting of new options under the Option Plan. The Board approved this amendment to allow for the issuance of additional shares under the Option Plan.

     The amendments to the Option Plan also increase the maximum number of stock options that may be granted to a participating employee during any two consecutive calendar year period. As amended, the Option Plan provides that a participant may be granted options covering up to 200,000 shares of Common Stock during any two calendar year period (subject to adjustment as described in the Adjustment section below), which is an increase from the current limit of 168,750 shares. In addition, the amendments to the Option Plan provide that the Company may not, without prior shareholder approval, reprice options to lower their exercise price, or replace options with options having a lower exercise price. The amendments to the Option Plan also extend the duration of the Option Plan by changing the Option Plan's termination date from September 21, 2005 to April 25, 2011, which is ten years from the date of the Meeting.

     The following summary description of the amended Option Plan is qualified in its entirety by reference to the full text of the Option Plan, which is attached to this Proxy Statement as Appendix B.

Purpose

     The purpose of the amended Option Plan is to encourage those employees who materially contribute to the success of the Company or any of its affiliates to acquire an ownership interest in the Company, thereby increasing their motivation for and interest in the Company's and its affiliates' long-term success.

Administration

     The Option Plan is administered by the Compensation Committee of the Board of Directors, which must be composed of not less than two Directors each of whom qualify as a "non-employee director" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, and are also considered "outside directors" for purposes of Section 162(m) of the Internal Revenue Code. The Board chooses which directors will serve on the Compensation Committee.

     The Compensation Committee has full authority to administer and interpret the Option Plan and any option agreements thereunder, except that the Compensation Committee may not increase the amount of compensation that would otherwise be due in a manner that would result in the disallowance of a deduction to the Company under Section 162(m) of the Code. To the extent permitted by law and its own guidelines, the Compensation Committee may delegate to the chief executive officer of the Company the authority and responsibility to carry out its policies and directives.

Eligible Participants

     Participants in the Option Plan will consist of our officers and other employees and those of our affiliates (but excluding Non-employee Directors), or individuals that we or an affiliate have engaged to become officers or employees, who the Compensation Committee may designate from time to time to receive options under the Option Plan. Approximately 45 persons currently participate in the Option Plan. The number of eligible participants may increase over time based upon future growth of the Company and its affiliates.

Option Grants Under the Option Plan; Available Shares

     The Option Plan permits the grant of stock options, which may be either "incentive stock options" meeting the requirements of section 422 of the Code (referred to as "ISOs"), or "nonqualified stock options" that do not meet the requirements of section 422 of the Code. The Compensation Committee has authority to determine the type and number of options to be granted, including any other terms and conditions of such grant. The Option Plan, as amended, will provide that the Company may issue up to 2,548,900 shares of Common Stock (including the 1,548,900 shares currently authorized), subject to adjustment to prevent dilution as described below, upon the exercise of options after the date shareholders approve the Option Plan. The amended Option Plan will no longer provide that the number of shares available under the Option Plan will increase on a share-for-share basis when the Company repurchases shares of Common Stock pursuant to the Company's Common Stock repurchase program. As of March 9, 2001, options to purchase 1,334,525 shares of Common Stock were outstanding.

     In general, if an option granted under the amended Option Plan expires, is canceled, or terminates unexercised without the issuance of shares, then such shares will again be available for purposes of the Option Plan to the extent permitted under Section 16 of the Exchange Act and deemed appropriate by the Compensation Committee. Any shares delivered pursuant to the exercise of an option may be either authorized and unissued shares or shares reacquired and held by the Company.

Term of Options; Individual Limits on Grants

     The option price per share of Common Stock will be fixed by the Compensation Committee, but will not be less than 100% of the fair market value on the date the option is granted. The Compensation Committee will determine the expiration date of each option, but such expiration date will not be later than ten years after the date of grant, which represents a decrease in the maximum term for nonqualified stock options from fifteen years to ten years.

     As amended, the Option Plan provides that no participating employee may be granted options covering more than 200,000 shares of Common Stock, subject to adjustment to prevent dilution as described below, within any two consecutive calendar years. This is an increase from the current limit of 168,750. In addition, shares subject to a canceled option continue to be counted against the 200,000 share maximum. Further, the aggregate fair market value of Common Stock with respect to which any ISOs are exercisable for the first time by a participant during any calendar year under the amended Option Plan or any other such plan of the Company cannot exceed $100,000. Grants of nonqualified stock options are not subject to the $100,000 limitation.

Limits on Transferability

     Options granted under the Option Plan are not transferable other than by will or the laws of descent and distribution, except that the Compensation Committee may allow option holders the right to transfer options to the extent permitted under Rule 16b-3 of the Exchange Act.

Vesting of Options; Rights of Option Holder

     Options granted under the amended Option Plan will vest either: (i) at a rate of 30% of the shares covered by the option grant on the first anniversary of the grant date, an additional 30% on the second anniversary of the grant date, and the remaining 40% of the shares on the third anniversary of the grant date; or (ii) as otherwise determined by the Compensation Committee at the time the options are granted.

     If a participant's employment is terminated by reason of death, disability or retirement, then all outstanding options granted to the participant will become fully vested and remain exercisable prior to their expiration or for three years (five years in the case of retirement), whichever period is shorter. If a participant's employment is terminated for any other reason, unvested options held by the participant will be forfeited and vested options may be exercised during the three-month period following termination, unless otherwise determined by the Compensation Committee.

     An option holder does not have any rights as a shareholder with respect to any shares subject to any option until the date the option has been exercised, the shares have been fully paid and a stock certificate has been issued.

Amendment and Termination

     As amended, the Option Plan provides that it will terminate, and no option may be granted, more than ten years after the date the shareholders approve the amended Option Plan, unless the Compensation Committee earlier terminates the Option Plan as described below. This termination date represents an extension from September 21, 2005. Termination of the amended Option Plan will not affect the rights of participants under options previously granted to them. All unexpired options will continue until, by their own terms and conditions, they lapse or terminate.

     As amended, the Option Plan provides that the Compensation Committee may amend, alter, suspend, discontinue or terminate the amended Option Plan, or alter or amend any and all options under the amended Option Plan, except that shareholders must approve any amendment of the Option Plan if (i) such approval is required by the rules and/or regulations under section 16 of the Securities Exchange Act, the Code or any rules under the Code, or the listing requirements of the New York Stock Exchange or any principal securities exchange or market on which the Common Stock is then traded; or (ii) the amendment relates to materially increasing any number of shares reserved for issuance or related participant limitations (subject to the adjustment to prevent dilution as provided below), or amending the repricing provisions provided in the Option Plan. Additionally, the Compensation Committee can amend, modify or rescind certain provisions of the Option Plan relating to the treatment of options in the event of a Change in Control (as that term is defined in the Option Plan) if it determines that those provisions may prevent a transaction in which the Company or any of our affiliates is a party from being accounted for on a pooling-of-interests basis.

Adjustments

     If the Compensation Committee determines that a certain corporate transaction (which could include among other things a dividend or other distribution, recapitalization, stock split, reorganization, merger, repurchase, exchange of shares, issuance of warrants or other rights to purchase shares or other Company securities, or other similar corporate transactions) affects the shares such that an adjustment is appropriate to prevent dilution or enlargement of the benefits intended to be made available under the Option Plan, then the Compensation Committee may, in such manner as it may deem equitable, adjust: (i) the aggregate number of shares subject to the amended Option Plan; (ii) the maximum number of shares that may be granted to any participating employee;
(iii) the number of shares and option price per share of all shares of Common Stock subject to outstanding options; and (iv) such other provisions of the amended Option Plan as may be necessary and equitable to carry out the foregoing purposes. In addition, the Compensation Committee may also provide for a cash payment to the option holder in exchange for the cancellation of all or a portion of the holder's options. However, no such adjustment or change may be made to the extent it will result in a disallowance of a deduction to the Company under Section 162(m) of the Code.

Repricing

     As amended, the Option Plan will provide that the Compensation Committee may not: (i) decrease the exercise price for any outstanding option granted under the Option Plan after the date of grant; or (ii) allow a participant or to surrender an outstanding option granted under the Option Plan to the Company as consideration for the grant of a new Option with a lower exercise price.

Change of Control; Cash Payment for Options

     Upon a Change in Control (as that term is defined in the Option Plan), all outstanding options will immediately vest and an option holder may exercise such options at any time during the remaining term of such option, unless otherwise provided by the Compensation Committee prior to the Change in Control transaction, or unless the Compensation Committee cancels the outstanding option as described below.

     As amended, the Option Plan will provide that, in connection with a Change in Control, the Compensation Committee may cancel any outstanding option and, thereafter, pay to each option holder a cash payment that is equal to or greater than the higher of: (i) the excess of the fair market value of a share, as determined on the date of such Change in Control transaction, over the option exercise price per share under the stock option multiplied by the number of shares covered by the stock option that is surrendered; or (ii) the excess of the highest price per share paid in the Change in Control transaction over the option exercise price per share under the stock option multiplied by the number of shares covered by the stock option that is surrendered.

Certain Federal Income Tax Consequences

     The grant of a stock option under the Option Plan creates no income tax consequences to the employee or the Company. An employee who is granted a non-qualified stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the employee. A subsequent disposition of the Common Stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. This capital gain or loss will be a long-term capital gain or loss if the Common Stock has been held for more than one year from the date of exercise.

     In general, an employee will recognize no income or gain as a result of exercise of an ISO (except that the alternative minimum tax may apply). Except as described below, any gain or loss realized by the employee on the disposition of the Common Stock acquired pursuant to the exercise of an ISO will be treated as a long-term capital gain or loss and no deduction will be allowed to the Company. If the employee fails to hold the shares of Common Stock acquired pursuant to the exercise of an ISO for at least two years from the date of grant of the ISO and one year from the date of exercise, then the employee will recognize ordinary income at the time of the disposition equal to the lesser of
(i) the gain realized on the disposition or (ii) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the employee. Any additional gain realized by the employee over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term capital gain if the Common Stock has been held for more than one year from the date of exercise.

Tax Withholding

     The Company may deduct and withhold from any cash payable to an optionee such amounts as may be required for the purpose of satisfying the Company's obligation to withhold federal, state or local taxes as the result of the exercise of an option. An optionee may be permitted to satisfy the Company's withholding tax requirements by electing to have the Company withhold shares of Common Stock otherwise issuable to the optionee or deliver to the Company shares of Common Stock with a fair market value equal to the amount required to be withheld.

New Option Plan Benefits

     During fiscal year 2000, the Compensation Committee approved grants of stock options to executive officers and others that are not subject to shareholder approval of the Option Plan, as amended. See "Executive Compensation
- Option Grants in 2000" on page 8 of this Proxy Statement for further detail. The Compensation Committee has not approved any grants of options that require shareholder approval of the Option Plan, as amended.

     The Company cannot currently determine the number of shares or the type of shares that may be granted to eligible participants under the Option Plan, as amended, in the future. Such determinations will be made from time to time by the Compensation Committee. On March 9, 2001, the closing price per share of the Common Stock on the New York Stock Exchange was $17.00.

Vote Required

The affirmative vote of a majority of the votes cast on the proposal is required for approval of the amended Option Plan, provided that a majority of the outstanding shares of Common Stock are voted on the proposal. For purposes of determining the vote regarding this proposal, abstentions and broker nonvotes will have no impact on the vote. The votes represented by the proxies received will be voted FOR approval of the amendments to the Option Plan, unless a vote against such approval or to abstain from voting is specifically indicated on the proxy. In the event that the amended Option Plan is not approved by shareholders at the Meeting, the Option Plan (except for the amendments requiring shareholder approval and recently adopted by the Board as described above) will remain in full force and effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE AMENDMENTS TO THE OPTION PLAN.

                              INDEPENDENT AUDITORS

     Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte"), served as the Company's independent auditors in 2000. Representatives of Deloitte will be present at the Meeting to respond to appropriate questions and to make a statement if they desire to do so. The Company's independent auditors for 2001 will be formally approved in June 2001.

     Audit Fees

     Deloitte was paid $128,125 for the audit of the Company's consolidated annual financial statements and the review of the Company's unaudited consolidated quarterly financial statements for fiscal year 2000.

     Financial Information Systems Design and Implementation Fees

     Deloitte did not provide financial information systems design and implementation services to the Company in fiscal year 2000.

     All Other Fees

     Deloitte was paid $302,530 for all other services to the Company (other than the fees paid for the services described above) for fiscal year 2000.

     The Audit Committee considered and determined that the independent auditor's provision of non-audit services is compatible with maintaining the independent auditor's independence.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors to file reports concerning the ownership of Company equity securities with the Securities and Exchange Commission and the Company. The Company has assumed the responsibility of filing required reports on behalf of its officers and directors. The Company believes that, during the year ended December 31, 2000, all of its officers and directors complied with Section 16(a) filing requirements.

                                  OTHER MATTERS

     The Company will file an Annual Report on Form 10-K with the Securities and Exchange Commission for the year ended December 31, 2000. The Company will provide a copy of this Form 10-K report (without exhibits) without charge to each person who is a record or beneficial holder of shares of Common Stock on the record date for the Meeting and who submits a written request for such report. Requests for copies of the Form 10-K should be addressed to Midwest Express Holdings, Inc., Attention: Investor Relations HQ-14, 6744 South Howell Avenue, Oak Creek, Wisconsin 53154.

     The cost of solicitation of proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company. The Company also reserves the right to retain a proxy solicitor to solicit proxies, in which case the Company will pay the solicitor's fees and expenses. Brokers, nominees and custodians who hold stock in their names and who solicit proxies from the beneficial owners will be reimbursed by the Company for out-of-pocket and reasonable clerical expenses.

     The Board of Directors does not intend to present at the Meeting any matters other than those set forth herein and does not presently know of any other matters that may be presented to the Meeting by others. However, if any other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy on any such matters in accordance with their best judgment.

     A shareholder who intends to present a shareholder's proposal at the 2002 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), must deliver the proposal to the Company no later than November 21, 2001 if such proposal is to be included in the Company's proxy materials for the 2002 Annual Meeting.

     A shareholder who intends to present business, other than a shareholder's proposal pursuant to Rule 14a-8, at the 2002 Annual Meeting must comply with the requirements set forth in the Company's By-laws. Among other things, a shareholder must give written notice to the Secretary of the Company not less than 45 days and not more than 70 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the 2001 Annual Meeting. Therefore, since the Company anticipates mailing its proxy statement on March 21, 2001, the Company must receive notice of a shareholder's intent to present business, other than pursuant to Rule 14a-8, at the 2002 Annual Meeting no sooner than January 12, 2002, and no later than February 5, 2002.

     If the notice is received after February 5, 2002, then the Company is not required to present such proposal at the 2002 Annual Meeting because the notice will be considered untimely. If the Board of Directors chooses to present such a shareholder's proposal submitted after February 5, 2002 at the 2002 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2002 Annual Meeting may exercise discretionary voting power with respect to such proposal.

                                    By Order of the Board of Directors,

                                    /s/ Carol N. Skornicka
                                    Carol N. Skornicka
Milwaukee, Wisconsin                Senior Vice President-Corporate Development,
March 21, 2001                      Secretary and General Counsel

                                                                      Appendix A
                                                                      ----------

                         MIDWEST EXPRESS HOLDINGS, INC.
                             AUDIT COMMITTEE CHARTER

The Audit Committee of the Board of Directors of Midwest Express Holdings, Inc. (the "Committee") was created to exercise the powers of the Board in connection with the Corporation's accounting and financial reporting practices, and to provide a channel of communication between the Board and the Corporation's internal audit function and independent public accountants. The fact that the Committee is governed by a charter will be disclosed annually in the Corporation's proxy statement. In addition, at least once every three years, a copy of the charter should be included as an appendix to the proxy statement.

Composition and Membership Requirements
---------------------------------------

a) The Committee shall consist of at least three members from the Board of Directors, all of whom have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation. All Committee members shall be independent as defined in the listing standards of the NYSE. The Corporation must explicitly disclose in its proxy statement whether the Audit Committee members are independent.

b) Committee members shall be financially literate or must become financially literate (as such qualification is interpreted by the Board of Directors) within a reasonable period of time after his or her appointment to the Committee.

c) At least one member of the Committee must have accounting or related financial management expertise (as such qualification is interpreted by the Board of Directors).

d) The Committee or Board shall designate a member of the Committee to act as its Chairperson.

Committee Responsibilities
--------------------------

     The Committee shall have, without limitation by reason of enumeration, the power and responsibility to:

a)   Review and reassess the adequacy of this charter on an annual basis.

b) Select on an annual basis, evaluate and, where appropriate, replace a firm of independent public accountants to serve as the independent auditing and accounting firm for the Corporation and the other entities as to which the Corporation has the power to select and engage auditors, recognizing that such firm is ultimately accountable to the Board of Directors and the Committee.

c) Review and authorize the scope of independent public accountants' annual and interim examinations.

d) Review the reports and comments of the independent public accountants and authorize the taking of any appropriate responsive actions.

e) Approve any other services to be performed by the independent public accountants.

f) Approve the audit fees and other fees payable to the independent public accountants.

g) Retain special legal or accounting services or other consultants to advise the Committee.

h) Request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

i)   Make regular reports to the Board of Directors.

j) Review policies in connection with the Corporation's procedures for internal auditing; consider the adequacy of its systems of internal controls, and its accounting principles and policies; and review reports of the internal audit staff.

k) Meet and consult with the Corporation's independent public accountants and/or with internal auditors without management present, if desired, and with the Corporation's financial and accounting personnel.

l) (1) Review and discuss the audited financial statements with management and the independent auditors; (2) discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards (SAS) 61, Communication with Audit Committees; (3) ensure that the Corporation's independent public accountants submit to the Committee on a periodic basis, a formal written statement (as required by Independence Standards Board
     (ISB) Standard No. 1, Independence Discussions with Audit Committees delineating all relationships between such firm and the Corporation, actively engage in a dialogue with such firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the firm, and recommend that the Board of Directors take appropriate action in response to the firm's report to satisfy itself of the firm's independence; and (4) determine whether to recommend to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K.

m) Provide a report in the Corporation's proxy statement as required by the rules of the Securities and Exchange Commission.

n) Approve conflict of interest transactions in accordance with, and pursuant to, the Corporation's By-Laws.

o) Review to the extent it deems appropriate any significant issues concerning litigation, contingent liabilities, tax matters and insurance matters relating to the Corporation.

p)   Review information systems of the Corporation.

q) Investigate any potential illegal acts that come to the Committee's attention that could in its view have a material effect on the Corporation's financial statements, and take any action, or recommend to the Board any action, with respect thereto.

r) Investigate any matter or take any action, or recommend to the Board any action, that the Committee considers appropriate, including without limitation in response to the reports and comments of both the independent public accountants and internal audit staff.

     While the Committee has the responsibilities and powers set forth above, it is not the duty of the Committee to plan or conduct audits, and the Committee is not responsible for the preparation, content, integrity or objectivity of the Corporation's financial statements. Further, it is not the duty of the Committee to resolve disagreements, if any, between management and the Corporation's independent public accountants, to assure compliance with laws and regulations or the Corporation's rules, policies and procedures, or, except as provided above, to conduct investigations.

                                                                      Appendix B
                                                                      ----------
                         MIDWEST EXPRESS HOLDINGS, INC.
                             1995 STOCK OPTION PLAN
      (as amended through April 25, 2001, subject to shareholder approval)

     1.   PURPOSE

     This 1995 Stock Option Plan (the "Plan") of Midwest Express Holdings, Inc. (the "Corporation") is intended to encourage those employees who materially contribute to the success of the Corporation or of an Affiliate to acquire an ownership interest in the Corporation, thereby increasing their motivation for and interest in the Corporation's or Affiliate's long-term success.

     2.   EFFECTIVE DATE

     The Plan was initially adopted by the Board on September 21, 1995, and approved by the stockholders of the Corporation at the Corporation's 1996 Annual Meeting of Stockholders. The current amendments to the Plan were adopted by the Board on February 21, 2001, subject to approval by the shareholders of the Corporation at the Corporation's 2001 Annual Meeting of Shareholders.

     3.   DEFINITIONS

     "Affiliate" means any company in which the Corporation owns directly or indirectly 20% or more of the equity interest (collectively, the "Affiliates").

     "Board" means the Board of Directors of the Corporation.

     A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

          (a) any "Person" (as such term is defined in section 3(a)(9) of the Exchange Act, as modified and used in sections 13(d) and 14(d) thereof), other than (i) the Corporation or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under any employee benefit plan of the Corporation or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock in the Corporation ("Excluded Persons"), is or becomes the "Beneficial Owner" (as defined in rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its Affiliates after January 1, 2001 pursuant to express authorization by the Board that refers to this exception) representing 25% or more of either the then outstanding shares of Common Stock or the combined voting power of the Corporation's then outstanding voting securities; or

          (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on January 1, 2001, constituted the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on January 1, 2001 or whose appointment, election or nomination for election was previously so approved; or

          (c) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation or approve the issuance of voting securities of the Corporation in connection with a merger or consolidation of the Corporation (or any direct or indirect subsidiary of the Corporation) pursuant to applicable stock exchange requirements, other than (i) a merger or consolidation that would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its Affiliates after January 1, 2001 pursuant to express authorization by the Board that refers to this exception) representing 25% or more of either the then outstanding shares of Common Stock or the combined voting power of the Corporation's then outstanding voting securities; or

          (d) the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

     Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

     "Code" means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

     "Committee" means the Compensation Committee of the Board, provided that if the requisite number of members of the Compensation Committee are not Non-Employee Directors, the Plan shall be administered by a committee, all of whom are Non-Employee Directors, appointed by the Board and consisting of two or more directors with full authority to act in the matter. The term "Committee" shall mean the Compensation Committee or the committee appointed by the Board, as the case may be.

     "Common Stock" means the common stock, par value $0.01 per share, of the Corporation and shall include both treasury shares and authorized but unissued shares and shall also include any security of the Corporation issued in substitution, in exchange for, or in lieu of the Common Stock.

     "Effective Date" means the date the Corporation's shareholders approve the Plan at the Corporation's 2001 Annual Meeting of Shareholders.

     "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as amended from time to time.

     "Fair Market Value" means the mean between the high and low sales price of the Common Stock, on the relevant date as reported on the composite list used by the Wall Street Journal for reporting stock prices, or if no such sale shall have been made on that day, on the last preceding day on which there was such a sale, or if no such prior sale information is available then as determined by the Committee.

     "Incentive Stock Option" means an Option which is so defined for purposes of section 422 of the Code or any successor section.

     "Insider" has the meaning set forth in subsection 12(h) of this Plan.

     "Non-Employee Director" means a person who is so defined for purposes of Rule 16b-3 under the Exchange Act, or any successor provision, and who is also defined as an "outside director" for purposes of Section 162(m) of the Code, or any successor section.

     "Nonqualified Stock Option" means any Option which is not an Incentive Stock Option.

     "Option" means a right to purchase a specified number of shares of Common Stock at a fixed option price equal to no less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted.

     "Option Agreement" means an agreement entered into between the Corporation and a Participant setting forth the terms and conditions applicable to the Option granted to the Participant.

     "Option Price" has the meaning set forth in subsection 6(b) of this Plan.

     "Participant" means an employee of the Corporation or its Affiliates, or an individual that the Corporation or an Affiliate has engaged to become an employee, who the Committee selects to participate in and receive Options under this Plan (collectively, the "Participants").

     "Retirement" and "Retire" means the termination of employment on or after the date the Participant (i) is entitled to receive retiree medical coverage under a retiree medical plan of the Corporation or an Affiliate or (ii) has attained age 55 and has been employed by the Corporation or its Affiliates for ten vested years of service.

     "Total and Permanent Disability" means Totally and Permanently Disabled as defined in the Midwest Express Airlines, Inc. Salaried Employees Long-Term Disability Plan, provided the Committee shall make a determination of Total and Permanent Disability for any Participant hereunder.

     4. ADMINISTRATION

     The Plan and all Options granted pursuant thereto shall be administered by the Committee. The Committee, in its absolute discretion, shall have the power to interpret and construe the Plan and any Option Agreements; provided, however, that no such action or determination may increase the amount of compensation payable that would otherwise be due in a manner that would result in the disallowance of a deduction to the Corporation under section 162(m) of the Code or any successor section. Any interpretation or construction of any provisions of this Plan or the Option Agreements by the Committee shall be final and conclusive upon all persons. No member of the Board or the Committee shall be liable for any action or determination made in good faith.

     Within 60 days following the close of each calendar year that the Plan is in operation, the Committee shall make a report to the Board specifying the employees who received Options under the Plan during the prior year, the number of Options to the individual employees, and the status of prior Options.

     The Committee shall have the power to promulgate Committee Rules and other guidelines in connection with the performance of its obligations, powers and duties under the Plan, including its duty to administer and construe the Plan and Option Agreements.

     To the extent permitted by applicable law, the Committee may, in its discretion, delegate to the Chief Executive Officer of the Corporation any or all of the authority and responsibility of the Committee with respect to Options to Participants, other than Participants who are subject to the provisions of
Section 16 of the Exchange Act at the time any such delegated authority or responsibility is exercised. To the extent that the Committee has delegated such authority and responsibility, all references to the Committee herein shall include the Chief Executive Officer. Options granted by the Chief Executive Officer shall not be exercised in a manner that would result in the disallowance of a deduction to the Corporation under section 162(m) of the Code or any successor section.

     5. ELIGIBILITY

     The Committee shall from time to time select the Plan Participants from those employees or prospective employees whom the Committee determines either are or will be in a position to contribute materially to the success of the Corporation or Affiliate or have in the past so contributed. Only employees (including officers and directors who are employees) and prospective employees of the Corporation and its Affiliates are eligible to participate in the Plan.

     6. OPTION TERMS

     The Committee shall determine and designate from time to time those Participants to whom Options are to be granted and the number of shares of Common Stock to be optioned to each. Such Options may be in the form of Incentive Stock Options or in the form of Nonqualified Stock Options. After granting an Option to a Participant, the Committee shall cause to be delivered to the Participant an Option Agreement evidencing the granting of the Option. The Option Agreement shall be in such form as the Committee shall from time to time approve. The terms and conditions of all Options granted under the Plan need not be the same, but all Options must meet the applicable terms and conditions specified in subsections 6(a) through 6(i).

     (a) Period of Option. The period of each Option shall be fixed by the Committee but in no event shall the period of any Option exceed a period of ten years from the date of its grant.

     (b) Option Price. The Option price shall be determined by the Committee, but shall not in any instance be less than the Fair Market Value of the Common Stock at the time that the Option is granted (the "Option Price").

     (c) Limitations on Exercise. At any time during the period of the Option, either (i) the Participant may purchase after the end of the first year after the granting of the Option up to 30 percent of the shares covered by the Option; after the end of the second year, an additional 30 percent; and after the end of the third year, the remaining 40 percent of the total number of shares covered by the Option, or (ii) the Participant may purchase the percentage of shares each year as otherwise determined by the Committee at the time the Option is granted; provided, however, that if the Participant's employment with the Corporation or an Affiliate is terminated for any reason other than death, Retirement, or Total and Permanent Disability, the Option shall be exercisable only for three months following such termination and only for the number of shares of Common Stock which were exercisable on the date of such termination unless otherwise provided by the Committee. In no event, however, may an Option be exercised more than 10 years after the date of its grant. Provided, however, that a termination of employment with the Corporation or an Affiliate to accept immediate re-employment with the Corporation or an Affiliate shall not be deemed to be a termination of employment for purposes of the Plan.

     (d) Exercise after Death, Retirement and Total and Permanent Disability. If a Participant dies or becomes Totally and Permanently Disabled, without having exercised the Option in full, the remaining portion of such Option may be exercised, without regard to the limitations in subsection 6(c), within a period not to exceed (i) three years from the date of any such event or (ii) the remaining period of the Option, whichever is earlier. Upon a Participant's death, the Option may be exercised by the person or persons to whom such Participant's rights under the Option shall pass by will or by applicable law or, if no such person has such rights, by his executor or administrator. If a Participant Retires without having exercised the Option in full, the remaining portion of such Option may be exercised, without regard to the limitations in subsection 6(c), within a period not to exceed (i) five years from the date of such event or (ii) the remaining period of the Option, whichever is earlier.

     (e) Change in Control. Except as the Committee may otherwise provide prior to a Change in Control, and subject to Section 9, in the event of a Change in Control, each holder of an Option shall have the right at any time thereafter to exercise the remaining portion of such Option, without regard to the limitations in subsection 6(c), at any time during the remaining period of the Option. The Committee may, in its sole and absolute discretion, amend, modify or rescind the provisions of this subsection if it determines that the operation of this subsection may prevent a transaction in which the Corporation or any Affiliate is a party from being accounted for on a pooling-of-interests basis.

     (f) Non-transferability. During the Participant's lifetime, Options shall be exercisable only by such Participant. Options shall not be transferable other than by will or the laws of descent and distribution upon the Participant's death. Notwithstanding anything in this subsection 6(f) to the contrary, the Committee may also grant to designated Participants the right to transfer such Options, to the extent allowed under rule 16b-3 of the Exchange Act, subject to terms and conditions of the Option Agreement and to Committee Rules on the date such right is granted.

     (g) Exercise; Notice Thereof. Options shall be exercised by delivering to the Corporation, at the office of the Treasurer, written notice of the number of shares with respect to which Option rights are being exercised and by paying in full the Option Price of the shares at the time being acquired. Payment may be made (i) in cash, (ii) by a check payable to the Corporation, (iii) in shares of Common Stock transferable to the Corporation and having a Fair Market Value on the transfer date equal to the amount payable to the Corporation, (iv) by delivery (including by telecopy) to the Corporation or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares at the time being acquired and deliver the sale or margin loan proceeds directly to the Corporation to pay the exercise price, or (v) through any combination of the foregoing. The date of exercise shall be deemed to be the date the Corporation receives the written notice and payment for the shares being purchased. A Participant shall have none of the rights of a shareholder with respect to shares covered by such Option until the Participant becomes the record holder of such shares.

     (h) Purchase for Investment. It is contemplated that the Corporation will register shares sold to Participants pursuant to the Plan under the Securities Act of 1933. In the absence of an effective registration, however, a Participant exercising an Option hereunder may be required to give a representation that he/she is acquiring such shares as an investment and not with a view to distribution thereof.

     (i) Limitations on Incentive Stock Option Grants.

          (i) An Incentive Stock Option shall be granted only to an individual who, at the time the Option is granted, does not own stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or Affiliates.

          (ii) The aggregate Fair Market Value of all shares with respect to which Incentive Stock Options are exercisable by a Participant for the first time during any year shall not exceed $100,000. The aggregate Fair Market Value of such shares shall be determined at the time the Option is granted.

     (j) Options for Nonresident Aliens. In the case of any Option awarded to a Participant who is not a resident of the United States or who is employed by an Affiliate other than an Affiliate that is incorporated, or whose place of business is, in a State of the United States, the Committee may (i) waive or alter the conditions set forth in subsections 6(a) through 6(i) to the extent that such action is necessary to conform such Option to applicable foreign law, or (ii) take any action, either before or after the award of such Option, which it deems advisable to obtain approval of such Option by an appropriate governmental entity; provided, however, that no action may be taken hereunder if such action would (A) increase any benefits accruing to any Participants under the Plan, (B) increase the number of securities which may be issued under the Plan, (C) modify the requirements for eligibility to participate in the Plan,
(D) result in a failure to comply with applicable provisions of the Securities Act of 1933, the Exchange Act or the Code or (E) result in the disallowance of a deduction to the Corporation under section 162(m) of the Code or any successor section.

     (k) Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 9, the Committee may not decrease the exercise price for any outstanding Option granted under this Plan after the date of grant nor allow a Participant to surrender an outstanding Option granted under this Plan to the Corporation as consideration for the grant of a new Option with a lower exercise price.

     7.   SHARES SUBJECT TO THE PLAN

     The number of shares of Common Stock available for issuance after the Effective Date with respect to Options granted under this Plan shall not exceed 2,548,900, consisting of shares (i) newly authorized effective upon the Effective Date, (ii) previously reserved for issuance under the Plan as to which Options could be awarded under this Plan immediately prior to the Effective Date and (iii) subject to awards of Options that are outstanding immediately prior to the Effective Date; provided, however, that the limitation described in this section shall be subject to the adjustment provision set forth in section 9 hereof. The shares of Common Stock subject to the Plan may consist in whole or in part of authorized but unissued shares or of treasury shares, as the Board may from time to time determine. Shares subject to Options which become ineligible for purchase will be available for grant under the Plan to the extent permitted by section 16 of the Exchange Act (or the rules and regulations promulgated thereunder) and to the extent determined to be appropriate by the Committee.

     8. INDIVIDUAL LIMITS

     The maximum number of shares of Common Stock covered by Options which may be granted to any Participant within any 2 consecutive calendar year period shall not exceed 200,000, in the aggregate. If an Option which had been granted to a Participant is canceled, the shares of Common Stock which had been subject to such canceled Option shall continue to be counted against the maximum number of shares for which Options may be granted to the Participant. In the event that the number of Options which may be granted is adjusted as provided in the Plan, the above limits shall automatically be adjusted in the same ratio.

     9. CHANGES IN CAPITALIZATION

     In the event there are any changes in the Common Stock or the capitalization of the Corporation through a corporate transaction, such as any merger, any acquisition through the issuance of capital stock of the Corporation, any consolidation, any separation of the Corporation (including a spin-off or other distribution of stock by the Corporation), any reorganization of the Corporation (whether or not such reorganization comes within the definition of such term in section 368 of the Code), or any partial or complete liquidation by the Corporation, recapitalization, stock dividend, stock split or other change in the corporate structure, appropriate adjustments and changes shall be made by the Committee, to the extent necessary to preserve the benefit to the Participant contemplated hereby, to reflect such changes in (a) the aggregate number of shares subject to the Plan, (b) the maximum number of shares for which Options may be granted to any Participant, (c) the number of shares and Option Price per share of all shares of Common Stock subject to outstanding options, and (d) such other provisions of the Plan as may be necessary and equitable to carry out the foregoing purposes, provided, however that no such adjustment or change may be made to the extent that such adjustment or change will result in the disallowance of a deduction to the Corporation under section 162(m) of the Code or any successor section. In any such case, the Committee may also make provision for a cash payment in an amount determined by the Committee to the holder of an outstanding Option in exchange for the cancellation of all or a portion of the Option (without the consent of the holder of an Option) effective at such time as the Committee specifies (which may be the time such transaction is effective), but if such transaction constitutes a Change in Control, then (i) such cash payment shall relate to all of the remaining portion of such Option, without regard to the limitations in subsection 6(c), (ii) such cash payment shall be equal to or greater than the higher of (A) the amount of cash equal to the excess of the Fair Market Value over the Option Price, as determined on the date of the Change in Control or other transaction, multiplied by the number of shares of Common Stock covered by the Option that is so canceled or (B) the amount of cash equal to the excess of the highest price per share of Common Stock paid in the Change in Control or other transaction over the Option Price multiplied by the number of shares of Common Stock covered by the Option that is so canceled and (iii) from and after the Change in Control, the Committee may make such a provision for a cash payment only if in the Change in Control transaction, or pursuant to an agreement to which the Corporation is a party governing the Change in Control transaction, all of the shares of Common Stock are purchased for and/or converted into the right to receive a current payment of cash and no other securities or other property, and the cash payment substitutes, for each share of Common Stock then subject to an Option, for each Option, cash to which holders of Common Stock are or will be entitled in respect of each share of Common Stock pursuant to the Change in Control transaction. Further, subject to Participants' rights under section 6(e), in the event of any corporate transaction, whether or not constituting a Change in Control, other than any such transaction in which the Corporation is the continuing corporation and in which the outstanding Common Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof, the Committee may substitute, on an equitable basis as the Committee determines, for each Option, the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock are or will be entitled in respect of each share of Common Stock pursuant to the transaction.

     10. EFFECT ON OTHER PLANS

     All benefits under the Plan shall constitute special compensation and shall not affect the level of benefits provided to or received by any Participant (or the Participant's estate or beneficiaries) as part of any employee benefit plan of the Corporation or an Affiliate. The Plan shall not be construed to affect in any way a Participant's rights and obligations under any other plan maintained by the Corporation or an Affiliate on behalf of employees.

     11. TERM OF THE PLAN

     This Plan will terminate, and no Options may be granted, more than 10 years after the Effective Date, unless the Committee earlier terminates this Plan pursuant to the provisions of Section 12(i). However, Options theretofore granted shall continue in force beyond that date pursuant to their terms.

     12. GENERAL PROVISIONS

     (a) No Right of Continued Employment. Neither the establishment of the Plan nor the payment of any benefits hereunder nor any action of the Corporation, its Affiliates, the Board of Directors of the Corporation or its Affiliates, or the Committee shall be held or construed to confer upon any person any legal right to be continued in the employ of the Corporation or its Affiliates, and the Corporation and its Affiliates expressly reserve the right to discharge any Participant without liability to the Corporation, its Affiliates, the Board of Directors of the Corporation or its Affiliates, or the Committee, except as to any rights which may be expressly conferred upon a Participant under the Plan.

     (b) Binding Effect. Any decision made or action taken by the Corporation, the Board or by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all persons.

     (c) Modification of Awards. Subject to the requirements of the Plan, the Committee may modify or amend any Option or waive any restrictions or conditions applicable to any Option or the exercise thereof, and the terms and conditions applicable to any Options may at any time be amended, modified or canceled by mutual agreement between the Committee and the Participant or any other persons as may then have an interest therein, so long as any amendment or modification does not increase the number of shares of Common Stock issuable under the Plan. Action may be taken under this section 12(c) notwithstanding expiration of the Plan under section 11. Notwithstanding anything in this subsection 12(c) to the contrary, the Committee may not take any action to the extent that such action would result in the disallowance of a deduction to the Corporation under section 162(m) of the Code or any successor section.

     (d) Inalienability of Benefits and Interest. Except as provided in subsection 6(f), no benefit payable or interest in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of any Participant or beneficiary.

     (e) Law to Govern. All questions pertaining to the construction, interpretation, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the internal laws of the state in which the Corporation is incorporated at the time of the question.

     (f) Purchase of Common Stock. The Corporation and its Affiliates may purchase from time to time shares of Common Stock in such amounts as they may determine for purposes of the Plan. The Corporation and its Affiliates shall have no obligation to retain, and shall have the unlimited right to sell or otherwise deal with for their own account, any shares of Common Stock purchased pursuant to this paragraph.

     (g) Use of Proceeds. The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of Options shall be used for general corporate purposes.

     (h) Withholding. The Committee shall require the withholding of all taxes as required by law. A Participant may elect to have any portion of the federal, state or local income tax withholding required with respect to an exercise of a Nonqualified Stock Option satisfied by tendering to the Corporation shares of Common Stock, which, in the absence of such an election, would have been issued to such Participant in connection with such exercise. In the event that the value of the shares of Common Stock tendered to satisfy the withholding tax required with respect to an exercise exceeds the amount of such tax, the excess of such market value over the amount of such tax shall be returned to the Participant, to the extent possible, in whole shares of Common Stock, and the remainder in cash. The value of a share of Common Stock tendered pursuant to this subsection 12(h) shall be the Fair Market Value of the Common Stock on the date on which such shares are tendered to the Corporation. An election pursuant to this subsection 12(h) shall be made in writing and signed by the Participant. An election pursuant to this subsection 12(h) is irrevocable. A Participant who exercises an Option and who is required to report to the Securities and Exchange Commission under section 16(a) of the Exchange Act (an "Insider") may satisfy the income tax withholding due in respect of such exercise pursuant to this subsection 12(h) only if the Insider also satisfies an exemption under section 16(b) of the Exchange Act (or the rules or regulations promulgated thereunder) for such withholding.

     (i) Amendments. The Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

     (i) shareholders must approve any amendment of this Plan if required by:
(A) the rules and/or regulations promulgated under Section 16 of the Exchange Act (for this Plan to remain qualified under Rule 16b-3), (B) the Code or any rules promulgated thereunder (to allow for incentive stock options to be granted under this Plan or to enable the Corporation to comply with the provisions of
Section 162(m) of the Code so that the Corporation can deduct compensation in excess of the limitation set forth in that section), or (C) the listing requirements of the New York Stock Exchange or any principal securities exchange or market on which the Common Stock is then traded (to maintain the listing or quotation of the Common Stock issuable upon exercise of an Option on that exchange); and

     (ii) shareholders must approve any of the following Plan amendments: (A) an amendment to increase the number of shares of Common Stock specified in Section 7 (except as permitted by Section 9); (B) an amendment to subsection 6(k); or
(C) an amendment to this subsection 12(i).

     (j) Survival of Options. Except as provided in subsections 6(j) and 12(c), no amendment, alteration, discontinuance, suspension or termination of the Plan shall, without the consent of the Participant, adversely alter or change any of the rights or obligations under any Options or other rights previously granted to the Participant under the Plan.

                                      PROXY
                       2001 ANNUAL MEETING OF SHAREHOLDERS
                         MIDWEST EXPRESS HOLDINGS, INC.

     The undersigned does hereby constitute and appoint Timothy E. Hoeksema and Carol N. Skornicka, or either of them, as proxies for the undersigned at the Annual Meeting of Shareholders of Midwest Express Holdings, Inc. to be held on Wednesday, April 25, 2001, at the Hyatt Regency Crown Center, 2345 McGee Street, Kansas City, Missouri, at 10:00 a.m. local time, and any adjournments or postponements thereof, to vote thereat the shares of stock held by the undersigned as fully and with the same effect as the undersigned might or could do if personally present at said Annual Meeting or any adjournments or postponements thereof, hereby revoking any other Proxy heretofore executed by the undersigned for such Annual Meeting. The undersigned acknowledges receipt of the notice of Annual Meeting of Shareholders and the Proxy Statement.


     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, then the Proxy will be voted FOR the election of the nominees listed and FOR the amendments to the Midwest Express Holdings, Inc. 1995 Stock Option Plan.




                         * PLEASE COMPLETE AND SIGN BELOW, DETACH AND RETURN USING THE ENVELOPE PROVIDED *


                                           MIDWEST EXPRESS HOLDINGS, INC. ANNUAL MEETING
                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


1.       Election of Directors:            1 - John F. Bergstrom                [ ] FOR all nominees     [ ] WITHHOLD AUTHORITY
                                           2 - Frederick P. Stratton, Jr.           listed to the left       to vote for all
                                           3 - John W. Weekly                       (except as               nominees listed to
                                                                                    specified below).        the left.

                                                                                 -------------------------------------------------
(Instructions:  To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) --->
                                                                                 -------------------------------------------------

2.       To approve amendments to the Midwest Express Holdings, Inc. 1995  [ ]   FOR     [ ]   AGAINST       [ ]   ABSTAIN
         Stock Option Plan:

3.       To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Check appropriate box.                               Date _______________________     NO. OF SHARES
Indicate changes below:
Address Change?         [ ]  Name Change?   [ ]
                                                                                   -----------------------------------------------
                                                           Please  check this box
                                                     [ ]   if you plan to attend
                                                           the Annual Meeting.
                                                           Number of persons
                                                           attending: ____
                                                                                   -----------------------------------------------
                                                                                   Signature(s) in Box

                                                                                   Please sign exactly as your name appears on your
                                                                                   stock certificate as shown directly to the left.
                                                                                   Joint owners should each sign personally. A
                                                                                   corporation should sign in full corporate name by
                                                                                   duly authorized officers. When signing as
                                                                                   attorney, executor, administrator, trustee or
                                                                                   guardian, please give full title as such.